                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                               Lakes Gaming, Inc.
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                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement no.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                              [LAKES GAMING LOGO]

                               130 CHESHIRE LANE
                          MINNETONKA, MINNESOTA 55305
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 3, 2000

TO THE SHAREHOLDERS OF LAKES GAMING, INC.:

     Please take notice that the Annual Meeting of Shareholders of Lakes Gaming, Inc. will be held, pursuant to due call by the Board of Directors of the Company, at the Doubletree Park Place Hotel, 1500 Park Place Boulevard, Minneapolis, Minnesota 55416 at 3:00 p.m. on May 3, 2000, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

     1. To elect six directors;

     2. To ratify the appointment of Arthur Andersen LLP, Certified Public Accountants, as independent auditors of the Company for 2000; and

     3. To transact any other business as may properly come before the meeting or any adjournments thereof.

     Pursuant to due action of the Board of Directors, shareholders of record on March 7, 2000, will be entitled to vote at the meeting or any adjournments thereof.

     A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.
                                          By Order of the Board of Directors
                                          LAKES GAMING, INC.

                                          /s/ Timothy J. Copee
                                          Timothy J. Cope,
                                          Executive Vice President, Chief
                                          Financial Officer
                                          and Secretary
April 5, 2000

                               LAKES GAMING, INC.
                               130 CHESHIRE LANE
                          MINNETONKA, MINNESOTA 55305
                                PROXY STATEMENT
                   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  MAY 3, 2000

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lakes Gaming, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held May 3, 2000. The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to shareholders was April 6, 2000. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the meeting and at any adjournments thereof. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke that proxy. Only shareholders of record at the close of business on March 7, 2000 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof. All shares which are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Meeting, and not revoked will be voted at the Meeting in accordance with the instructions indicated on such proxies.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The Company has outstanding one class of voting securities, common stock, $0.01 par value, of which 10,630,453 shares were issued and outstanding as of the close of business on the Record Date. Each share of common stock is entitled to one vote on all matters put to a vote of shareholders.

     The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of the Company's shares of common stock by
(i) all persons known by the Company to be the owner (or deemed to be the owner pursuant to the rules and regulations of the SEC), of record or beneficially, of more than 5% of the outstanding common stock of the Company, (ii) each of the directors and nominees for election to the Board of Directors of the Company and
(iii) all directors and executive officers as a group without regard to whether such persons are also reporting persons for purposes of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in each case based upon beneficial ownership reporting of Lakes Common Stock as of such date.

     Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

                                                             SHARES OF LAKES
                                                               COMMON STOCK      PERCENTAGE OF COMMON
                           NAME                             BENEFICIALLY OWNED    STOCK OUTSTANDING
                           ----                             ------------------   --------------------
Lyle Berman...............................................      1,482,211(1)             13.5
  130 Chesire Lane
  Minnetonka, MN 55305
Thomas J. Brosig..........................................        307,060(13)             2.8
Timothy J. Cope...........................................         74,500(2)                *
Morris Goldfarb...........................................         30,330(3)                *
Ronald J. Kramer..........................................         10,500(4)                *
David L. Rogers...........................................         27,014(5)                *
Neil I. Sell, as sole trustee of four irrevocable trusts
  for the benefit of Lyle Berman's children...............        793,000(6)              7.5
Neil I. Sell..............................................         22,449(7)                *
Joel N. Waller............................................         21,308(8)                *
All Lakes Directors and Executive Officers as a Group (9
  people including the foregoing).........................      2,030,397(9)             17.8
FMR Corp. ................................................      1,065,500(10)            10.0
  82 Devonshire Street
  Boston, MA 02109
Highfields Associates, LLC
Highfields Capital Management, LP
Richard L. Grubman........................................        577,349(11)             5.4
Jonathon S. Jacobson
  200 Clarendon Street -- 51st Floor
  Boston, MA 02117
Dimensional Fund Advisors, Inc. ..........................        539,325(12)             5.1
  1299 Ocean Avenue -- 11th Floor
  Santa Monica, CA 90401

-------------------------
  *  Less than one percent.

 (1) Includes 20,625 shares beneficially owned by Mr. Berman's spouse. Also includes 11,403 shares held by Berman Consulting Corporation, a corporation wholly owned by Mr. Berman and 61,500 shares owned by Mr. Berman through a Berman Consulting Corporation profit sharing plan. Also includes options to purchase 350,000 shares.

 (2) Includes options to purchase 74,500 shares.

 (3) Includes 500 shares held by a trust for the benefit of Mr. Goldfarb's children of which he is a trustee. Also includes options to purchase 23,125 shares.

 (4) Includes 500 shares beneficially owned by a partnership in which the general partner is a corporation wholly owned by Mr. Kramer. Also includes options to purchase 10,000 shares.

 (5) Includes 8,250 shares beneficially owned by Mr. Rogers' spouse. Also includes options to purchase 18,250 shares.

 (6) Mr. Sell has disclaimed beneficial ownership of such shares.

 (7) Includes options to purchase 18,250 shares.

 (8) Includes 513 shares beneficially owned by Mr. Waller's spouse. Also includes options to purchase 18,250 shares.

 (9) Includes shares held by corporations controlled by such officers and directors, shares held by the spouses of such officers and directors and shares held by trusts of which such officers and directors are trustees. Also includes options to purchase 749,900 shares.

(10) Based solely upon the most recent Schedule 13G on file with the Securities and Exchange Commission. FMR Corp. has sole voting power with respect to 8,300 shares and sole dispositive power with respect to all 1,065,500 shares.

(11) Based solely upon the most recent Schedule 13G on file with the Securities and Exchange Commission. Messrs. Richard L. Grubman and Jonathon S. Jacobson share both voting and dispositive power with respect to 577,349 shares directly owned by each of Highfields Capital I LP, Highfields Capital II LP and Highfields Capital, Ltd. Messrs. Grubman and Jacobson are each Managing Members of Highfields GP LLC, a Delaware limited liability company, which is the general partner of Highfields Capital Management LP, and in that capacity, directs its operations.

(12) Based solely upon the most recent Schedule 13G on file with the Securities and Exchange Commission. The reporting person sole voting and dispositive power with respect to all 539,325 shares.

(13) Includes 22,450 shares beneficially owned by Mr. Brosig's spouse. Also includes options to purchase 182,500 shares.

     The foregoing footnotes are provided for informational purposes only and each person disclaims beneficial ownership of shares owned by any member of his or her family or held in trust for any other person, including family members.

                       PROPOSAL FOR ELECTION OF DIRECTORS

     Six directors are to be elected at the meeting, each director to hold office until the next Annual Meeting of Shareholders, or until his successor is elected and qualified. All of the persons listed below are now serving as directors of the Company. All of the persons listed below have consented to serve as a director, if elected. The Board of Directors proposes for election the nominees listed below:

    NAME AND AGE OF
    DIRECTOR AND/OR                 PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE            DIRECTOR
        NOMINEE             FOR PAST FIVE YEARS AND DIRECTORSHIPS OF PUBLIC COMPANIES     SINCE
    ---------------         ---------------------------------------------------------    --------
Lyle Berman                Chairman of the Board and Chief Executive Officer of Lakes      1998
  Age 58                   since June 1998 and Chairman of the Board of Directors of
                           Grand Casinos, Inc. ("Grand") from October 1991 through
                           December of 1998. Mr. Berman is a director of Park Place
                           Entertainment Corporation ("Park Place"). Mr. Berman is also a director of G-III Apparel Group Ltd. ("G-III"), New
                           Horizon Kids Quest, Inc. ("Kids Quest") and Wilsons The
                           Leather Experts Inc. ("Wilsons"). Mr. Berman is Chairman of
                           the Board and Chief Executive Officer of Rainforest Cafe,
                           Inc. ("Rainforest"). Mr. Berman was a member of the Board of
                           Directors of Stratosphere Corporation ("Stratosphere") from
                           July 1994 to July 1997, and served as the Chairman of the
                           Board of Directors of Stratosphere from July 1996 to July
                           1997. From July 1994 through October 1996, Mr. Berman was
                           Stratosphere's Chief Executive Officer. Stratosphere filed for reorganization under Chapter 11 of the Bankruptcy Code on January 27, 1997.
Timothy J. Cope            Chief Financial Officer, Executive Vice President, Secretary    1998
  Age 48                   and a director of Lakes since June 1998. Chief Financial
                           Officer of Grand from January 20, 1994 through December of
                           1998, Executive Vice President of Grand from April of 1997 through December of 1998 and a director of Grand from
                           February 1998 through December of 1998.
Morris Goldfarb            Director of Lakes since June 1998 and a director of Grand       1998
  Age 49                   from December 1992 through December of 1998. Mr. Goldfarb is a director, the President and Chief Executive Officer of
                           G-III. Mr. Goldfarb has served as either the President or
                           Vice President of G-III and its predecessors since their
                           formation in 1974. Mr. Goldfarb is a director of Wilsons.
Ronald J. Kramer           Director of Lakes since June 1998 and a director of Grand       1998
  Age 41                   from March 1995 through December of 1998. Mr. Kramer is a
                           Managing Director at the investment banking firm of
                           Wasserstein Perella & Co., Inc. and has been employed in
                           that capacity since July of 1999. Mr. Kramer was the
                           Chairman of the Board and Chief Executive Officer of
                           Ladenburg Thalmann Group Inc. from February 1986 to July
                           1999, an investment banking firm that provided investment
                           banking services to Grand. Mr. Kramer is also a Director of
                           Griffon Corporation and New Valley Corporation.
Neil I. Sell               Director of Lakes since June 1998 and a director of Grand       1998
  Age 58                   from October 1991 through December of 1998. Until July 31,
                           1997, Mr. Sell was a director of Stratosphere. Since 1968,
                           Mr. Sell has been engaged in the practice of law in
                           Minneapolis, Minnesota with the firm of Maslon Edelman
                           Borman & Brand, LLP, which has rendered legal services to
                           Grand and Lakes.
Joel N. Waller             Director of Lakes since June 1998 and a director of Grand       1998
  Age 60                   from October 1991 through December of 1998. Mr. Waller has been Chairman and Chief Executive Officer of Wilsons since
                           March 1992. Mr. Waller is also a director of Rainforest.

PROXIES AND VOTING

     The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of common stock of the Company present and entitled to vote on the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for election to the Board of each of the six nominees named above. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the election of directors, shall not be considered present and entitled to vote on the election of directors.

     All shares represented by proxies will be voted FOR the election of the foregoing nominees unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED ABOVE.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation awarded to or earned by each of the Chief Executive Officer of the Company and the three other most highly compensated executive officers who served as executive officers of the Company whose salary and bonus during the fiscal year ended January 2, 2000 exceeded $100,000 (the "Named Executive Officers"). Lakes was formed through a distribution to shareholders of Grand effected in December of 1998. Prior thereto, Lakes was a wholly owned subsidiary of Grand. Lakes did not pay any compensation to its executive officers in fiscal 1998.

                             EXECUTIVE COMPENSATION

                                                                                 LONG-TERM
                                                                               COMPENSATION
                                          ANNUAL COMPENSATION                     AWARDS
                               -----------------------------------------   ---------------------
       NAME AND                                           OTHER ANNUAL     SECURITIES UNDERLYING       ALL OTHER
  PRINCIPAL POSITION    YEAR   SALARY($)(1)   BONUS($)   COMPENSATION($)        OPTIONS(#)         COMPENSATION(2)($)
  ------------------    ----   ------------   --------   ---------------   ---------------------   ------------------
Lyle Berman...........  1999      100,000      72,800          --                 500,000                 3,859
  Chairman, Chief
  Executive Officer &
  President(3)
Thomas J. Brosig......  1999      100,000          --          --                  70,000                   573
  President(3)
Timothy J. Cope.......  1999      150,000      23,520          --                 200,000                 4,432
  Chief Financial
  Officer, Executive
  Vice President and
  Secretary
Joseph Galvin.........  1999      150,000      24,080          --                 200,000                 3,043
  Chief Administrative
     Officer

-------------------------
(1) Includes cash compensation deferred at the election of the executive officer under the terms of the Company's 401(k) Savings Incentive Plan.

(2) Amounts shown in this column represent matching contributions by the Company under the Company's 401(k) Savings Incentive Plan and payment by the Company of term life insurance premiums.

(3) Mr. Brosig served as President of the Company through November 12, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the number of individual grants of stock options made during fiscal year 1999 to the executive officers named in the Summary Compensation Table.

                                              INDIVIDUAL GRANTS
                            ------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF      PERCENT OF                                    ASSUMED RATES OF STOCK
                              SHARES     TOTAL OPTIONS                                   PRICE APPRECIATION FOR
                            UNDERLYING     GRANTED TO     EXERCISE OR                         OPTION TERM
                             OPTIONS      EMPLOYEES IN    BASE PRICE    EXPIRATION   ------------------------------
           NAME             GRANTED(#)   FISCAL YEAR(%)    ($/SHARE)       DATE        5%($)(3)         10%($)(3)
           ----             ----------   --------------   -----------   ----------   -------------    -------------
Lyle Berman(1)............   500,000          34.1          $8.375       1/4/2009     $2,633,496       $6,673,797
Thomas J. Brosig(1).......    70,000           4.8          $8.375       1/4/2009     $  368,689       $  934,332
Timothy J. Cope(1)........   200,000          13.6          $8.375       1/4/2009     $1,053,399       $2,669,519
Joseph Galvin(1)..........   100,000           6.8          $8.375       1/4/2009     $  526,699       $1,334,759
Joseph Galvin(2)..........   100,000           6.8          $ 9.50      9/18/2009     $  597,450       $1,514,055

-------------------------
(1) The fair market value of the Company's common stock on the date of grant was $8.375. Options vest in 5 equal increments beginning on 1/4/2000.

(2) The fair market value of the Company's common stock on the date of grant was $9.50. Options vest in five equal increments beginning on 9/18/2000.

(3) The hypothetical appreciation shown in these columns for the named executive officers is required by the rules of the SEC. These amounts do not represent either the historical or anticipated future performance of the Company's common stock price appreciation.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table summarizes information with respect to options held by the executive officers named in the Summary Compensation Table, and the value of the options held by such persons at the end of fiscal 1999.

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                               SHARES                       OPTIONS AT FY-END(#)         OPTIONS AT FY-END(1)($)
                             ACQUIRED ON      VALUE      ---------------------------   ---------------------------
           NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----              -----------   -----------   -----------   -------------   -----------   -------------
Lyle Berman................      -0-           N/A         250,000        500,000              (2)       (2)
Thomas J. Brosig...........      -0-           N/A         112,500         70,000              (2)       (2)
Timothy J. Cope............      -0-           N/A          34,500        200,000              (2)       (2)
Joseph Galvin..............      -0-           N/A          35,025        200,000             854        (2)

-------------------------
(1) The closing sale price of the Company's common stock on December 31, 1999, the last trading day prior to the end of the Company's fiscal year, was $ 7.9375.

(2) As of January 2, 2000, the exercise price of all of the corresponding options exceeded the fair market value of the underlying Company common stock.

EMPLOYMENT AGREEMENTS

     None of the Lakes' executive officers have an employment agreement with Lakes.

DIRECTOR COMPENSATION

     Each director of Lakes who is not otherwise employed by Lakes receives an annual fee of $7,500. Lakes also pays each director not otherwise employed by it a fee of $1,000 for each meeting of the Board of Directors and $1,000 for each committee meeting of the Board of Directors attended.

     In addition, the Lakes 1998 Director Stock Option Plan (the "Lakes Director Plan") provides that each director who was not an employee of Lakes or one of its subsidiaries (a "Non-Employee Director") and who was in office at the time of the distribution of all of the outstanding Lakes stock to the shareholders of Grand, and each subsequent Non-Employee Director at the time of his or her initial election to the Lakes Board receives a non-qualified stock option to purchase up to 12,500 shares of Lakes Common Stock at an option exercise price equal to 100% of the fair market value of the shares on such grant date. Each option under the 1998 Lakes Director Plan will have a ten-year term and will generally become exercisable in five equal installments commencing on the first anniversary of the grant date. In addition to the initial option grants, non-employee directors and former non-employee directors may be granted, at the discretion of the Board, additional options to purchase common stock of the Company. Such options shall contain such terms and provisions as the Board determines at the time of the grant.

EXECUTIVE OFFICERS OF LAKES

     Set forth below is certain required information with respect to the executive officers of Lakes.

             NAME                AGE                      POSITION(S) WITH LAKES
             ----                ---                      ----------------------
Lyle Berman....................  58    See "Proposal for Election of Directors" -- above.
Timothy J. Cope................  48    See "Proposal for Election of Directors" -- above.
Joseph Galvin..................  60    Chief Operating Officer of Lakes since January 1999 and
                                       Chief Administrative Officer of Grand from November 1996
                                       through December 1998, and prior thereto, Vice President of
                                       Security of Grand.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Lakes Compensation Committee during the fiscal year ended January 2, 2000 was comprised of Messrs. David L. Rogers and Joel N. Waller. Messrs. Rogers and Waller are directors and executive officers of Wilsons. Lyle Berman, a director and executive officer of the Company, and Morris Goldfarb, a director of the Company, are also directors of Wilsons.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives generally will be made by the Compensation Committee. Each member of the Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Compensation Committee addressing the compensation policies for the Company and its subsidiaries.

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation will be set at levels that the Compensation Committee believes to be consistent with others in the Company's industry.

     There are three elements in the Company's executive compensation program, all determined by individual and corporate performance.

     - Base salary compensation

     - Annual incentive compensation

     - Stock options

     Total compensation opportunities are competitive with those offered by employers of comparable size, growth and profitability in the Company's industry.

     Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job.

     Annual incentive compensation for executives of the Company is based primarily on corporate earnings and growth as measured by the Company's EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) results and goals and the Company's positioning for future results, but also includes an overall assessment by the Compensation Committee of executive management's performance, as well as market conditions.

     The Compensation Committee established an annual base salary for Lyle Berman, the Company's Chief Executive Officer and Chairman of the Board, of $100,000 for fiscal 1999. Mr. Berman also received an incentive compensation award of $72,800 for fiscal 1999, which amount was based primarily on the Company's ability to meet its EBITDA performance goals. In January, 1999, Mr. Berman was granted an option to purchase 500,000 shares of the Company's common stock at an exercise price of $8.375, which was not less than the fair market value of the common stock on the grant date, as measured by the last sale price on the NASDAQ National Market System on such date. Mr. Berman's option vests in five equal annual installments.

     Awards of stock options under the 1998 Stock Option and Compensation Plan (the "1998 Plan") are designed to integrate compensation of the Company's executives with the long-term interests of the Company and its shareholders and assist in the retention of executives. The 1998 Plan also permits the Committee to grant stock options to key personnel. Options become exercisable based upon criteria established by the Company. During fiscal 1999, the Compensation Committee granted 1,468,000 options pursuant to the 1998 Plan.

     While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the Compensation Committee. Accordingly, when the Committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year.

     The Compensation Committee does not anticipate that any of the compensation payable to executive officers of the Company in the coming year will exceed the limits and deductibilities set forth in section 162(m) of the Internal Revenue Code of 1986, as amended, (the "Code"). The Compensation Committee has not established a policy regarding compensation in excess of these limits, but will continue to monitor this issue.

DAVID L. ROGERS
JOEL N. WALLER

STOCK PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative shareholders' returns (based on appreciation of the market price of the Company's common stock) on an indexed basis since the time the Company's stock became registered under Section 12 of the Exchange Act with (i) the cumulative total return of a broad equity market index, assuming reinvestment of dividends, that includes companies whose equity securities are traded on the NASDAQ National Market or are of comparable market capitalizations and (ii) the cumulative total return, assuming reinvestment of dividends, of issuers with similar market capitalizations. The following presentation compares the Company's common stock price during the period from January 4, 1999, to January 2, 2000, to the NASDAQ Stock Market and the Russell 2000 Index.

     Lakes has elected to use the Russell 2000 Index in compiling its stock performance graph because the Company believes the Russell 2000 Index provides a better comparison of shareholder returns for companies with market capitalizations similar to that of Lakes, the Company does not feel that it can reasonably identify a peer group and there is no published industry or line-of-business index that provides a meaningful comparison of shareholder returns.

     The presentation assumes that the value of an investment in each of the Company's common stock, the NASDAQ Stock Market and the Russell 2000 index was $100 on January 4, 1999, and that dividends paid were reinvested in the same security.

                COMPARISON OF 12 MONTH CUMULATIVE TOTAL RETURN*
         AMONG LAKES GAMING, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                           AND THE RUSSELL 2000 INDEX

                              [PERFORMANCE GRAPH]

                                                  Cumulative Total Returns*
                                                  1/4/99    3/99     6/99     9/99    12/99
  Lakes Gaming, Inc.                              100.00    97.76   130.60   114.93    94.78
  Russell 2000                                    100.00    90.31   105.26    97.03    98.51
  Nasdaq Stock Market (U.S.)                      100.00   111.86   122.39   125.18   180.66

* $100 invested on 1/4/99 in stock or on 12/31/98 in Index -- including reinvestment of dividends. Fiscal year ending December 31.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

NEW HORIZON KIDS QUEST, INC.

     Kids Quest owns and operates Kids Quest(SM) child care entertainment centers in casinos managed by Lakes. Lakes beneficially owns approximately 27% of Kids Quest common stock. Lyle Berman, Chairman of the Board and a principal shareholder of Lakes, is a director of Kids Quest. The agreements under which Kids Quest operates child care centers typically provide for a minimum guaranteed management fee to be paid to Kids Quest by each managed property, which varies by location, as well as a child care rate subsidy from each managed property against Kids Quest's operating losses at those respective managed property locations.

     Pursuant to an indemnification agreement entered into as of December, 1998, by and between Lakes and Mr. Berman, Lakes has agreed to indemnify Mr. Berman for any damages incurred by Mr. Berman arising out of his acts and omissions as a director of Kids Quest.

PARK PLACE ENTERTAINMENT CORPORATION

     Lyle Berman entered into an employment agreement with Park Place as of January 1, 1999 (the "Park Place Employment Agreement") pursuant to which he serves as a part-time employee of Park Place for an initial term of 4 years, unless earlier terminated by Park Place. As a part-time employee of Park Place, Mr. Berman received compensation during 1999 of Two Hundred Thousand Dollars ($200,000.00) and will receive compensation in each of 2000, 2001 and 2002 respectively of an amount not less than Ten Thousand Dollars ($10,000.00). In connection with his execution of the Park Place Employment Agreement, Mr. Berman received stock options to purchase an aggregate of four hundred thousand (400,000) shares of Park Place common stock at a per share exercise price of Six Dollars and Sixty-Seven cents ($6.67), said options to vest at the rate of One Hundred Thousand (100,000) shares per year on the anniversary date of the Park Place Employment Agreement. The Park Place Employment Agreement also contains a noncompetition covenant under which Mr. Berman is prohibited, subject to certain exceptions, from participating in the ownership, management or control of any business which is engaged in a gaming enterprise which competes or would compete with Park Place. Additionally, Mr. Berman must present any gaming opportunities and projects to Park Place in the first instance. If Park Place determines not to pursue any venture or opportunity presented by Mr. Berman, only then may that opportunity be presented to and pursued by Lakes. The following exceptions are not subject to Mr. Berman's noncompetition agreement: (i) the management of Indian owned casinos and related amenities; (ii) the development of the Polo Plaza project in Las Vegas, NV; and (iii) Internet, cable television or other electronic media-based gaming enterprises. The terms of Mr. Berman's employment with Park Place may substantially limit the number and scope of opportunities which Lakes will be able consider and pursue.

           PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to ratification by the shareholders, the Board of Directors has appointed Arthur Andersen LLP as independent auditors of the Company for the 2000 fiscal year. Arthur Andersen LLP has performed this function for the Company or Grand Casinos, Inc., as its predecessor, since May 1995. Members of the firm will be available at the Annual Meeting of Shareholders to answer your questions and to make a statement if they desire to do so.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF AUDITORS.

                                 OTHER MATTERS

     Neil I. Sell is a partner in the law firm of Maslon Edelman Borman & Brand, LLP, which renders legal services to Lakes from time to time.

                           PROPOSALS OF SHAREHOLDERS

     Shareholder proposals sought to be included in the Proxy Statement for the 2001 Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or before December 6, 2000.

                     DISCRETIONARY PROXY VOTING AUTHORITY/
                         UNTIMELY STOCKHOLDER PROPOSALS

     Rule 14a-4 promulgated under the Securities and Exchange Act of 1934 governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal which the shareholder has not sought to include in the Company's proxy statement. The Rule provides that if a proponent of a proposal fails to notify the company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter.

     With respect to the Company's 2001 Annual Meeting of Shareholders, if the Company is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in the Company's proxy statement, by February 19, 2001, the management proxies will be allowed to use their discretionary authority as outlined above.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held ten meetings during the fiscal year ended January 2, 2000, and took action by written action in lieu of a meeting one time during the fiscal year ended January 2, 2000. The Company has an audit committee and a compensation and stock option committee, but does not have a nominating committee of the Board of Directors.

     The Company's audit committee, which consisted of Messrs. David L. Rogers, Neil I. Sell and Joel N. Waller, held two meetings during the fiscal year ended January 2, 2000. The audit committee recommends to the full Board the engagement of the independent accountants, reviews the audit plan and results of the audit engagement, reviews the independence of the auditors, and reviews the adequacy of the Company's system of internal accounting controls.

     The Company's Compensation Committee, which consisted of Messrs. David L. Rogers and Joel N. Waller, held two meetings during the fiscal year ended January 2, 2000. The Compensation Committee reviews the Company's remuneration policies and practices, makes recommendations to the Board in connection with all compensation matters affecting the Company and administers the 1998 Stock Option and Compensation Plan. Due to the fact that Mr. Rogers will not stand for re-election to the Lakes board of directors, for the coming year, the board will appoint a successor to replace Mr. Rogers on the Compensation Committee.

     Mr. Brosig and Mr. Rogers attended fewer than 75 percent of the aggregate number of meetings of the board of directors during fiscal 1999.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the NASDAQ National Market. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5(s) were required, the Company believes that during the fiscal year ended January 2, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were satisfied; except for a late Form 4 filing by Lyle Berman, Chairman of the Board, Chief Executive Officer and President.

SOLICITATION

     The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company may solicit proxies personally, by telephone, by telegram or by special letter.

     The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.
                                          By Order of the Board of Directors
                                          LAKES GAMING, INC.

                                          /s/ Timothy J. Cope
                                          Timothy J. Cope
                                          Executive Vice President, Chief
                                          Financial Officer
                                          and Secretary

                           [LAKES GAMING, INC. LOGO]
                                 ANNUAL MEETING
                          Doubletree Park Place Hotel
                           1500 Park Place Boulevard
                             Minneapolis, Minnesota

                                   MAY 3, 2000
                                   3:00 P.M.

LAKES GAMING,INC.
FOR ANNUAL MEETING OF SHAREHOLDERS -- MAY 3,2000                          PROXY

    The undersigned, a shareholder of Lakes Gaming, Inc., hereby appoints Lyle Berman and Timothy J. Cope, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of Lakes Gaming, Inc. to be held at the Doubletree Park Place Hotel, 1500 Park Place Boulevard, Minneapolis, Minnesota on May 3, 2000 at 3:00 p.m., and at any and all adjournments thereof, as specified below on the matters referred to and in their discretion upon any other matters brought before the meeting, with all the powers which the undersigned would possess if personally present.

    The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement relating to the Annual Meeting of Shareholders.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director and FOR ratification of the appointment of auditors.

                      See reverse for voting instructions.

                           \/  Please detach here  \/
--------------------------------------------------------------------------------


   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR ALL NOMINEES,
        AND FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS.

1.  Election of directors: 01 Lyle Berman  02 Morris Goldfarb 03 Ronald Kramer   [ ] FOR all nominees          [ ] WITHHOLD vote
                           04 Neil I. Sell 05 Timothy J.Cope  06 Joel N.Waller       (except as marked to the      for all nominees
                                                                                     contrary below)               listed

(Instructions:To withhold authority to vote for any individual nominee, write
that nominee's name in the box provided to the right.)                            ----------------------------------------------

                                                                                  ----------------------------------------------


2.Proposal to ratify the appointment of Arthur Andersen LLP, Certified Public
  Accountants, as independent auditors of the Company for the 2000 fiscal year.   [ ] For     [ ]  Against     [ ]  Abstain

3.Upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION
IS GIVEN, WILL BE VOTED FOR ALL NOMINEES IN ITEM 1 AND FOR RATIFICATION OF THE
APPOINTMENT OF AUDITORS.

Address Change? Mark Box [ ]
Indicate changes below:

                                                                                        Dated:       , 2000

                                                                                        Signature(s) in Box


                                                                                        (Shareholder must sign exactly as the name
                                                                                        appears at left. When signed as a corporate
                                                                                        officer, executor, administrator, trustee,
                                                                                        guardian, etc., please give full title as
                                                                                        such. Both joint tenants must sign.)
